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EXHIBIT 21

DRS TECHNOLOGIES, INC.
SUBSIDIARIES OF THE COMPANY AS OF MARCH 31, 2004

SUBSIDIARY	STATE OR COUNTRY OF FORMATION
NAI Technologies, Inc	New York
DRS Electronic Systems, Inc	Delaware
DRS Technical Services, Inc	Delaware
DRS Surveillance Support Systems, Inc	Delaware
DRS Technologies Canadian Capital Corporation	Canada (Nova Scotia)
DRS Technologies Capital Company, Inc	Canada (Nova Scotia)
DRS Tactical Systems, Ltd	United Kingdom
DRS Data Systems (Europe) Ltd	United Kingdom
DRS Rugged Systems (Europe) Products Ltd	United Kingdom
DRS Rugged Systems (Australia) Pty. Ltd	Australia
DRS Systems Management Corporation	Delaware
Laurel Technologies Partnership	Delaware
DRS Power & Control Technologies, Inc	Delaware
DRS Electric Power Technologies, Inc	Delaware
DRS Power Technology, Inc	Delaware
Paravant Inc	Florida
DRS Tactical Systems, Inc	Florida
DRS Tactical Systems (West), Inc	Colorado
DRS Engineering Development Labs, Inc	Ohio
DRS Signal Technologies, Inc	Ohio
DRS Signal Recording Technologies, Inc	Maryland
DRS Optronics, Inc	Delaware
DRS Sensors & Targeting Systems, Inc	Delaware
DRS Nytech Imaging Systems, Inc	California
DRS FPA, Inc	Delaware
DRS Infrared Technologies, LP	Delaware
DRS Unmanned Technologies, Inc	Delaware
DRS Data & Imaging Systems, Inc	Delaware
DRS Data & Imaging Systems Limited	United Kingdom
DRS Hadland Ltd	United Kingdom
DRS Technologies Canada, Inc	Delaware
DRS Technologies Canada Company	Canada (Nova Scotia)
DRS Communications Company LLC	Delaware
MSSC Company	Pennsylvania
Tech-Sym Corporation	Nevada
DRS Test & Energy Management, Inc	Delaware
DRS EW & Network Systems, Inc	Delaware
DRS Signal Solutions, Inc	Delaware
DRS Training & Control Systems, Inc	Florida
DRS Weather Systems, Inc	Alabama
DRS Broadcast Technology, Inc	Nevada
Integrated Defense Technologies, Inc.	Delaware
T-S Holding Corporation	Texas
DRS EW & Network Systems (Canada) Limited	Canada
DRS International, Inc	Delaware
DRS Newco III, Inc	Delaware
DRS Systems, Inc	Delaware

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DRS TECHNOLOGIES, INC. SUBSIDIARIES OF THE COMPANY AS OF MARCH 31, 2004